Exhibit 10.26
UNITED STATES/CANADA — BC, AB, SK, MB, ON
SUBSCRIPTION AGREEMENT FOR COMMON SHARES
INSTRUCTIONS: To properly complete this Subscription Agreement:
All subscribers must complete all boxes on this face page and page 2 to this face page and sign this face page.
All subscribers must complete and sign either Exhibit 1 or Exhibit 2.
If the subscriber is a fully managed account, please complete the “Name of Subscriber” below in the following format: “Account  _____  by [insert name of adviser, trust company or trust corporation]”.
All completed documents should be returned to TD Securities Inc., 77 King Street West, Toronto, Ontario M5K 1A5 Attention: Mary Ziotas; Telephone (416) 308-3770; Fax (416) 308-1335; E-mail - mary.ziotas@tdsecurites.com, no later than April 30, 2007.
This agreement is comprised of 12 pages (not including Exhibits 1 and 2).

TO:	Oilsands Quest Inc. (the “Corporation” or “OQI”)

AND TO:	TD Securities Inc., CIBC World Markets Inc., Genuity Capital Markets, Desjardins Securities Inc. and J.F. Mackie & Company Ltd. (collectively, the “Underwriters”)

AND TO:	TD Securities (U.S.A.) Inc. (the “Placement Agent”)
The undersigned (hereinafter referred to as the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase the number of common shares of the Corporation (“Common Shares”) set forth below for the aggregate subscription price set forth below (the “Aggregate Subscription Price”), representing a subscription price of US$2.75 per Common Share, upon and subject to the adjustments, terms and conditions set forth in “Terms and Conditions of Subscription for Common Shares of Oilsands Quest Inc.” attached hereto (together with the face pages and Exhibits 1 and 2 hereto, the “Subscription Agreement”).

(Name of Subscriber — please print)

By:

(Authorized Signature)

(Official Capacity or Title — please print)

(Please print name of individual whose signature appears above if different than the name of the subscriber printed above.)

(Subscriber’s Residential Address)

(Telephone Number)	(E-Mail Address)
Register the Common Shares as set forth below:

(Name)

(Account reference, if applicable)

(Address)

Number of Common Shares:
Aggregate Subscription Price (US$):
If the Subscriber is signing as agent for a principal pursuant to paragraph 6(e), complete the following and ensure that Exhibit 1 is completed in respect of each such principal:

(Name of Principal)

(Principal’s Address)

(Principal’s Social Insurance Number, Federal Corporate Tax Account Number or Tax Shelter ID Number)

Deliver the Common Shares as set forth below:

(Name)

(Account reference, if applicable)

(Contact Name)

(Address)

(SUBSCRIBERS MUST ALSO COMPLETE THE SECOND PAGE OF THIS FACE PAGE)

-2-	UNITED STATES/CANADA — BC, AB, SK, MB, ON
Subscriber’s Present Holdings:
The Subscriber represents that securities of the Corporation presently owned (beneficially, directly or indirectly) by the Subscriber are as follows (please indicate “nil” if you do not currently own any securities of the Corporation):

Type of Securities Presently Owned	Number or Amount

NOTICE REGARDING CONNECTED ISSUER STATUS: TD Securities Inc. is a wholly-owned subsidiary of the Toronto-Dominion Bank (“TD Bank”), a lender to the Corporation. Consequently, the Corporation may be considered to be a “connected issuer” to TD Securities Inc. for the purposes of National Instrument 33-105 Underwriting Conflicts on the basis that both the Corporation and Oilsands Quest Sask Inc., the Corporation’s subsidiary, have recently established a credit facility with TD Bank. See Section 10 in this Subscription Agreement under the heading “Underwriting Conflicts”.
The Subscriber (check one):
☐ (A) is making the representations in subparagraph 6(d).***
☐ (B) is making the representations in subparagraph 6(e) or (f) or (g) and, in all cases, 6(h).
***The Common Shares will not be registered or delivered to an address in the United States unless Box (A) is checked.
ACCEPTANCE: The Corporation hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement and the Corporation represents and warrants to the Subscriber that the representations and warranties made by the Corporation to the Underwriters in the Underwriting Agreement (as defined below) are true and correct in all material respects as of the Closing Date (as defined herein) (save and except as waived by the Underwriters) and that the Subscriber is entitled to rely thereon.

, 2007

OILSANDS QUEST INC.	Subscription No:

By:

-3-	UNITED STATES/CANADA — BC, AB, SK, MB, ON
TERMS AND CONDITIONS OF SUBSCRIPTION FOR
COMMON SHARES OF OILSANDS QUEST INC.
Terms of the Offering
1.
The Subscriber acknowledges (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) that this subscription is subject to rejection or allotment by the Corporation in whole or in part and is effective only upon acceptance by the Corporation. If this subscription is rejected or allotted in whole or in part, the Subscriber acknowledges that the unused portion of the Aggregate Subscription Price will be promptly returned to the Subscriber without interest or deduction.

2.
The Subscriber acknowledges (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) that the Common Shares subscribed for by it hereunder form part of a larger issuance and sale by the Corporation of 14,000,000 Common Shares at a subscription price of US$2.75 per Common Share for aggregate gross proceeds of US$38,500,000 (the “Offering”).

3.
The Subscriber acknowledges (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) that the net proceeds of the Offering will be used by the Corporation to repay debt incurred in conjunction with recently announced property acquisitions and for pre-commercial recovery testing and analysis, working capital and general corporate purposes.

4.
The Corporation will use commercially reasonable efforts to cause the Common Shares to be included in a shelf registration statement (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”) with respect to the resale of the Common Shares in the United States within 60 days of the Closing Date (as defined herein). If the Corporation does not file the Registration Statement with the SEC on or before 5:00 p.m. (Calgary time) on the 60th day following the Closing Date (the “Adjustment Date”) then at 5:01 p.m. (Calgary time) on the Adjustment Date, the subscription price per Common Share will be reduced to US$2.50 per Common Share, and such reduction in price shall be satisfied by the Corporation forthwith issuing to the Subscriber 0.1 of a Common Share for each Common Share subscribed for by the Subscriber pursuant to the terms of this Subscription Agreement and certificates representing such Common Shares will be registered and delivered as specified on the face page of this Subscription Agreement. In no event shall fractional Common Shares be issued in connection with the adjustment referred to in this paragraph 4 or payment made in lieu thereof. All fractional Common Shares shall be rounded down to the nearest whole number of Common Shares.

5.	The Corporation will use its commercially reasonable efforts to cause the Registration Statement to be declared effective as soon as practicable.
Representations, Warranties and Covenants by Subscriber
6.
The Subscriber (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) represents, warrants and covenants to the Corporation, the Underwriters and the Placement Agent and their respective counsel (and acknowledges that the Corporation, the Underwriters and the Placement Agent, and their respective counsel, are relying thereon) both at the date hereof and at the Closing Time (as defined herein) that:

(a)
it has been independently advised as to restrictions with respect to trading in the Common Shares imposed by applicable securities laws, confirms that no representation (written or oral) has been made to it by or on behalf of the Corporation, the Underwriters or the Placement Agent with respect thereto, acknowledges that it is aware of the characteristics of the Common Shares and the risks relating to an investment therein; and

(b)
it has not received or been provided with, nor has it requested, nor does it have any need to receive, any offering memorandum, any prospectus, sales or advertising literature, or any other document (other than an annual report, annual information form, interim report, information circular or any other continuous disclosure document, other than an offering memorandum, the content of which is prescribed by statute or regulation) describing or purporting to describe the business and affairs of the Corporation which has been prepared for delivery to, and review by, prospective purchasers in order to assist it in making an investment decision in respect of the Common Shares; and

-4-	UNITED STATES/CANADA — BC, AB, SK, MB, ON
(c)
it has not become aware of any advertisement in printed media of general and regular paid circulation (or other printed public media), radio, television or telecommunications or other form of advertisement (including electronic display) with respect to the distribution of the Common Shares; and

(d)
if it is a resident of or otherwise subject to applicable securities laws of the United States, it is purchasing the Common Shares as principal for its own account, it is purchasing such Common Shares for investment only and not for the benefit of any other person and not with a view to the resale or distribution of all or any of the Common Shares pursuant to an exemption from the registration requirements of the U.S. Securities Act of 1933, as amended (the “1933 Act”) and:

(i)	it is authorized to consummate the purchase of the Common Shares; and

(ii)
it understands and acknowledges that the Common Shares have not been registered under the 1933 Act or the securities laws of any state of the United States, that the sale contemplated hereby is being made in reliance on a private placement exemption to institutional “accredited investors” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the 1933 Act (“Institutional Accredited Investors”) and similar exemptions under state law, and that the Common Shares cannot be resold unless they are registered under the 1933 Act or unless an exemption from registration thereunder is available; and

(iii)
it has received, for its information only, a copy of this Subscription Agreement relating to the offering in the United States of the Common Shares and has had access to such additional information, if any, concerning the Corporation (including the opportunity to ask questions and receive answers from authorized representatives of the Corporation concerning the investment in the Common Shares) as it has considered necessary in connection with its investment decision to invest in the Common Shares; and

(iv)
it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Common Shares and is able to bear the economic risks, and withstand a complete loss, of such investment; and

(v)
it understands and acknowledges that the Common Shares are “restricted securities” within the meaning of Rule 144 under the 1933 Act, and that if in the future it decides to offer, sell, pledge or otherwise transfer any of the Common Shares, it will not offer, sell, pledge or otherwise transfer any of such Common Shares, directly or indirectly, except: (A) to the Corporation, (B) pursuant to registration under the 1933 Act, (C) outside the United States in accordance with Regulation S under the 1933 Act (“Regulation S”), and in compliance with applicable local laws and regulations, (D) inside the United States pursuant to the exemptions from registration under the 1933 Act provided by Rules 144 or 144A thereunder, or (E) inside the United States, in another transaction exempt from registration under the 1933 Act and, in any event, in compliance with any applicable state securities laws of the United States; prior to any transfer pursuant to the foregoing clauses (D) or (E), the Corporation may require an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation to the effect that such transfer is exempt from registration under the 1933 Act and applicable state securities laws, and, in each instance, in compliance with any applicable state securities laws of the United States; and

(vi)
it understands that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the 1933 Act or state securities laws, the certificates representing the Common Shares, and all certificates issued in exchange therefor or in substitution thereof, shall bear on the face of such certificates the following legend:

-5-	UNITED STATES/CANADA — BC, AB, SK, MB, ON
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) OR STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF OILSANDS QUEST INC. THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO OILSANDS QUEST INC., (B) PURSUANT TO REGISTRATION UNDER THE 1933 ACT, (C) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE 1933 ACT (AND RULE 905 THEREUNDER, IF APPLICABLE) AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (D) INSIDE THE UNITED STATES, PURSUANT TO THE EXEMPTIONS FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULES 144 OR 144A THEREUNDER, AND APPLICABLE STATE SECURITIES LAWS OR (E) INSIDE THE UNITED STATES, PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS, AFTER, IN THE CASE OF TRANSFERS PURSUANT TO (D) AND (E), PROVIDING AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO OILSANDS QUEST INC. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.

provided, that if any such Common Shares are being sold pursuant to Rule 144 under the 1933 Act, the above legend may be removed by delivery to Computershare Trust Company of Canada of an opinion of counsel, of recognized standing, in form and substance reasonably satisfactory to the Corporation, to the effect that such legend is no longer required under the 1933 Act or state securities laws;

(vii)
and the Corporation shall use its reasonable best efforts to cause the registrar and transfer agent of the Corporation to remove the foregoing legend within three business days (excluding weekends and holidays) of receipt of the foregoing, as applicable; and

(viii)
it is an “institutional accredited investor” as set forth in Exhibit 1 hereto and is acquiring the Common Shares as principal for its own account, and not with a view to any resale, distribution or other disposition of the Common Shares in violation of United States federal or state securities laws and it has concurrently executed and delivered a Representation Letter in the form attached as Exhibit 1 to this Subscription Agreement and has initialled therein indicating that the Subscriber satisfies (and will satisfy at the Closing Time) one of the definitions of “institutional accredited investor” set forth in such definition; and

(e)
unless it is purchasing under paragraph 6(f) or (g), it is purchasing the Common Shares as principal for its own account, not for the benefit of any other person, for investment only and not with a view to the resale or distribution of all or any of the Common Shares, it is resident in or otherwise subject to applicable securities laws of the jurisdiction set out as the “Subscriber’s Address” on the face page hereof and it is an “accredited investor”, as such term is defined in National Instrument 45-106 — “Prospectus and Registration Exemptions” (“NI 45-106”) promulgated under the securities legislation of all of the provinces of Canada (other than Quebec), it was not created or used solely to purchase or hold securities as an “accredited investor” as described in paragraph (m) of the definition of “accredited investor” in NI 45-106 and has concurrently executed and delivered a Representation Letter in the form attached as Exhibit 2 to this Subscription Agreement and has initialed in Appendix “A” thereto indicating that the Subscriber satisfies (and will satisfy at the Closing Time) one of the categories of “accredited investor” set forth in such definition; and

(f)
if it is purchasing the Common Shares and is acting as agent for one or more disclosed principals, each of such principals is purchasing as principal for its own account, not for the benefit of any other person, for investment only, and not with a view to the resale or distribution of all or any of the Common Shares, and

(i)
each of such principals complies with paragraph 6(e) hereof and the Subscriber acknowledges the Corporation is required by law to disclose to certain regulatory authorities the identity of each beneficial purchaser of Common Shares for whom it may be acting, it is resident in the jurisdiction set out as the “Subscriber’s Address” and each beneficial purchaser is resident in the jurisdiction set out as the “Principal’s Address” and the Subscriber has concurrently executed and delivered a Representation Letter in the form attached hereto as Exhibit 2 on behalf of such beneficial purchaser and initialed in Appendix “A” thereto indicating that such beneficial purchaser satisfies (and will satisfy at the Closing Time) one of the categories of “accredited investor” set forth in such definition; and

-6-	UNITED STATES/CANADA — BC, AB, SK, MB, ON
(ii)
if it is not an individual, it pre-existed the offering of the Common Shares and has a bona fide business purpose other than the investment in the Common Shares and was not created, formed or established solely or primarily to acquire securities, or to permit purchases of securities without a prospectus, in reliance on an exemption from the prospectus requirements of applicable securities legislation; and

(g)
if it or any disclosed principal for whom it is acting as agent is a resident of or otherwise subject to applicable securities laws of any jurisdiction other than the Provinces of Alberta, British Columbia, Manitoba, Ontario or Saskatchewan, or the United States, it is resident in the jurisdiction set out as the “Subscriber’s Address”, and, it, or any beneficial purchaser for whom it is acting, complies with the requirements of all applicable securities legislation in the jurisdiction of its residence and will provide such evidence of compliance with all such matters as the Corporation or the Underwriters may request; and

(h)
if it is not a U.S. Person (as defined in Regulation S) and is purchasing the Common Shares outside of the United States, it is purchasing the Common Shares pursuant to paragraph 6(e), (f) or (g) hereof, and it:

(i)
is not a U.S. Person and is not acquiring the Common Shares for the account or benefit of any U.S. person, and was not a U.S. Person or in the United States when it was offered the Common Shares for purchase, when it agreed to buy the Common Shares or when it paid for the Common Shares; and

(ii)
did not receive, execute or deliver this Subscription Agreement when it was a U.S. Person or in the United States and is not purchasing the Common Shares on behalf of, or for the account or benefit of, a U.S. Person or a person in the United States;

(iii)
it is aware that the Common Shares have not been and will not be registered under the 1933 Act or the securities laws of any state and that these securities are not being offered or sold in the United States, it understands that the Common Shares are “restricted securities” as defined in Rule 144 under the 1933 Act and agrees that if it decides to offer, sell or otherwise transfer the Common Shares, such shares may only be offered, sold or otherwise transferred in accordance with the provisions of Regulation S under the 1933 Act, (and Rule 905 thereunder) pursuant to registration under the 1933 Act, or pursuant to an available exemption from registration under the 1933 Act and applicable State securities laws and it agrees not to engage in hedging transactions with regard to the Common Shares unless in compliance with the 1933 Act; and it acknowledges that the certificates representing the Common Shares (and all certificates issued in exchange therefor or in substitution thereof) will bear a legend in the form set forth above in paragraph (d)(vi) to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the 1933 Act, or pursuant to an available exemption from registration under the 1933 Act and applicable State securities laws, and that hedging transactions involving the securities may not be conducted unless in compliance with the 1933 Act, until such time as such legend is no longer required under applicable requirements of the 1933 Act or applicable state securities laws; and

(i)
it understands and acknowledges that the Corporation has the right to instruct the transfer agent for the Common Shares not to record a transfer by any person without first being notified by the Corporation that it is satisfied that such transfer is made in accordance with the provisions of Regulation S, pursuant to registration under the 1933 Act and any applicable state securities laws, or pursuant to an available exemption from registration thereunder; and

(j)
it acknowledges that it has not purchased the Common Shares as a result of any “general solicitation” or “general advertising”, as such terms are defined in Regulation D under the 1933 Act, including, without limitation, advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, television or the internet, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

-7-	UNITED STATES/CANADA — BC, AB, SK, MB, ON
(k)	except as provided herein, no person has made to the Subscriber any written or oral representation:
(i)	that any person will resell or repurchase the Common Shares;

(ii)	that any person will refund the purchase price of the Common Shares; or

(iii)	as to the future price or value of the Common Shares; and
(l)
it understands and acknowledges that, notwithstanding section 4 above, the Corporation is not obligated to file with the SEC or with any state securities administrator any registration statement in respect of resales of the Common Shares; and

(m)	it acknowledges that:
(i)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Common Shares; and

(ii)	there is no government or other insurance covering the Common Shares; and

(iii)	there are risks associated with the purchase of the Common Shares; and

(iv)
there are restrictions on the Subscriber’s ability to resell the Common Shares and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Common Shares; and

(v)
the Corporation has advised the Subscriber that the Corporation is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell securities through a person or company registered to sell securities under the Securities Act (Alberta) and other applicable securities laws and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by the Securities Act (Alberta) and other applicable securities laws, including statutory rights of rescission or damages, will not be available to the Subscriber; and

(n)
if a corporation, partnership, unincorporated association or other entity, it has the power, authority and legal capacity to enter into and be bound by this Subscription Agreement and take all action pursuant hereto and further certifies that all necessary approvals of directors, shareholders or otherwise have been given and obtained; and

(o)	if an individual, it is of the full age of majority and is legally competent to execute and deliver this Subscription Agreement and take all action pursuant hereto; and

(p)
the entering into of this Subscription Agreement and the completion of the transactions contemplated hereby will not result in a violation of any of the terms or provisions of any law applicable to the Subscriber, or if the Subscriber is not a natural person, any of the Subscriber’s constating documents, or any agreement to which the Subscriber is a party or by which it is bound; and

(q)	if the Subscriber is a body corporate, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation; and

(r)	this Subscription Agreement has been duly and validly authorized, executed and delivered by and constitutes a legal, valid, binding and enforceable obligation of the Subscriber; and

-8-	UNITED STATES/CANADA — BC, AB, SK, MB, ON
(s)
in the case of a subscription by it for Common Shares acting as agent for a disclosed principal, it is duly authorized to execute and deliver this Subscription Agreement and all other necessary documentation in connection with such subscription on behalf of such principal and this Subscription Agreement has been duly authorized, executed and delivered by or on behalf of, and constitutes a legal, valid and binding agreement of, such principal; and

(t)
it has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment and is able to bear the economic risk of loss of its investments or, where it is not purchasing as principal, each beneficial purchaser is able to bear the economic risk of loss of its investment; and

(u)
except for the representations and warranties made by the Corporation to the Underwriters in the Underwriting Agreement (as defined below), it has relied solely upon publicly available information relating to the Corporation and not upon any verbal or written representation as to fact or otherwise made by or on behalf of the Corporation, the Underwriters or the Placement Agent, such publicly available information having been delivered to the Subscriber without independent investigation or verification by the Underwriters, and agrees that the Underwriters and the counsel to the Underwriters assume no responsibility or liability of any nature whatsoever for the accuracy, adequacy or completeness of the publicly available information or as to whether all information concerning the Corporation required to be disclosed by the Corporation has been generally disclosed and acknowledges that the Corporation’s counsel and the counsel to the Underwriters are acting as counsel to the Corporation and the Underwriters respectively, and not as counsel to the Subscriber; and

(v)
it understands that the Common Shares are being offered for sale only on a “private placement” basis and that the sale and delivery of the Common Shares is conditional upon such sale being exempt from the requirements under applicable securities laws as to the filing of a prospectus or delivery of an offering memorandum or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or delivering an offering memorandum and, as a consequence (i) it is restricted from using most of the civil remedies available under securities legislation; (ii) it may not receive information that would otherwise be required to be provided to it under securities legislation; and (iii) the Corporation is relieved from certain obligations that would otherwise apply under securities legislation; and

(w)
if required by applicable securities legislation, regulations, rules, policies or orders or by any securities commission, stock exchange or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist the Corporation in filing such reports, undertakings and other documents with respect to the issue of the Common Shares (including, without limitation, a Representation Letter in the form attached either as Exhibit 1 or Exhibit 2); and

(x)	it will not resell the Common Shares except in accordance with the provisions of applicable securities legislation and stock exchange rules; and

(y)	the acquisition of the Common Shares hereunder by the Subscriber will not result in the Subscriber becoming a “control person”, as defined under applicable securities laws; and

(z)	the Subscriber does not act jointly or in concert with any other person or company for the purposes of acquiring securities of the Corporation; and

(aa)	the Subscriber acknowledges that the Corporation may complete additional equity financings in the future which may have a dilutive effect on the Subscriber’s shareholdings in the Corporation; and

(bb)
the funds representing the Aggregate Subscription Price which will be advanced by the Subscriber hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and the Subscriber acknowledges that the Corporation, the Underwriters or the Placement Agent may in the future be required by law to disclose the Subscriber’s name and other information relating to this Subscription Agreement and the Subscriber’s subscription hereunder, on a confidential basis, pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and to the best of the Subscriber’s knowledge (i) none of the subscription funds to be provided by the Subscriber (A) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States of America, or any other jurisdiction, or (B) are being tendered on behalf of a person or entity who has not been identified to the Subscriber, and (ii) it shall promptly notify the Corporation, the Underwriters or the Placement Agent if the Subscriber discovers that any of such representations ceases to be true, and to provide the Corporation, the Underwriters and the Placement Agent with appropriate information in connection therewith; and

-9-	UNITED STATES/CANADA — BC, AB, SK, MB, ON
(cc)
it acknowledges that this Subscription Agreement and the Exhibits hereto require the Subscriber (or any beneficial purchaser for whom the Subscriber is contracting) to provide certain personal information to the Corporation, the Underwriters and the Placement Agent. Such information is being collected by the Corporation, the Underwriters and the Placement Agent for the purposes of completing the offering of Common Shares, which includes, without limitation, determining the Subscriber’s (or any beneficial purchaser for whom the Subscriber is contracting) eligibility to purchase the Common Shares under applicable securities legislation, preparing and registering any certificates representing Common Shares to be issued to the Subscriber and completing filings required by any stock exchange or securities regulatory authority. The Subscriber’s (or any beneficial purchaser for whom the Subscriber is contracting) personal information may be disclosed by the Corporation, the Underwriters or the Placement Agent to: (a) stock exchanges or securities regulatory authorities, (b) the Corporation’s registrar and transfer agent, and (c) any of the other parties involved in the offering, including legal counsel to the Corporation and the Underwriters. By executing this Subscription Agreement, the Subscriber (or any beneficial purchaser for whom the Subscriber is contracting) consents to the foregoing collection, use and disclosure of the Subscriber’s (or any beneficial purchaser for whom the Subscriber is contracting) personal information. The Subscriber (or any beneficial purchaser for whom the Subscriber is contracting) also consents to the filing of copies or originals of any of the Subscriber’s (or any beneficial purchaser for whom the Subscriber is contracting) documents described in Section 7 below as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby. Without limiting the generality of the foregoing, the Subscriber (or any beneficial purchaser for whom the Subscriber is contracting) (if resident in the Province of Ontario) further acknowledges that: (a) the Corporation will deliver to the Ontario Securities Commission (the “OSC”) the Subscriber’s (or any beneficial purchaser for whom the Subscriber is contracting) full name, residential address and telephone number, the number of Common Shares purchased by the Subscriber (or any beneficial purchaser for whom the Subscriber is contracting) hereunder, the total purchase price paid by the Subscriber (or any beneficial purchaser for whom the Subscriber is contracting) hereunder, the exemption under applicable securities laws relied upon in respect of the Subscriber’s (or any beneficial purchaser for whom the Subscriber is contracting) purchase of Common Shares hereunder and the date the Common Shares subscribed for hereunder were distributed to the Subscriber (or any beneficial purchaser for whom the Subscriber is contracting); (b) the information set forth in (a) immediately above is being collected indirectly by the OSC under the authority granted to it under securities legislation for the purposes of the administration and enforcement of the securities legislation of Ontario; and (c) the title, business address and telephone number of the public official in Ontario who can answer questions about the OSC’s indirect collection of the information is as follows: Administrative Assistant to the Director of Corporate Finance, Suite 1903, Box 5520 Queen Street West, Toronto, Ontario, M5H 3S8, Telephone (416) 593-8086. The Subscriber (or any beneficial purchaser for whom the Subscriber is contracting) (if resident in the Province of Ontario) hereby authorizes the indirect collection of the information set forth in (a) immediately above by the OSC; and

(dd)
the Subscriber acknowledges that it has been encouraged to obtain independent legal, income tax and investment advice with respect to its subscription for the Common Shares and accordingly, has had the opportunity to acquire an understanding of the meanings of all terms contained herein relevant to the Subscriber for purposes of giving representations, warranties and covenants under this Subscription Agreement.

Closing
7.
The Subscriber agrees to deliver to TD Securities Inc., 77 King Street West, Toronto, Ontario M5K 1A5 Attention: Mary Ziotas, not later than 4:00 p.m. (Calgary time) on April 30, 2007: (a) this duly completed and executed Subscription Agreement; (b) a fully executed and completed Representation Letter in the form of Exhibit 1 or Exhibit 2; and (c) a certified cheque or bank draft payable to TD Securities Inc. for the Aggregate Subscription Price or payment of the same amount in such other manner as is acceptable to the Underwriters.

-10-	UNITED STATES/CANADA — BC, AB, SK, MB, ON
8.
The sale of the Common Shares pursuant to this Subscription Agreement will be completed at the offices of Macleod Dixon LLP, the Corporation’s counsel, in Calgary, Alberta at 10:00 a.m. (Calgary time) or such other time as the Corporation and the Underwriters may agree (the “Closing Time”) on May 2, 2007 or such other date as the Corporation and the Underwriters may agree (the “Closing Date”). At the Closing Time, the Underwriters shall deliver to the Corporation all completed subscription agreements, including this Subscription Agreement, and the aggregate subscription amount against delivery by the Corporation of the certificates representing the Common Shares.

9.
The Corporation and the Underwriters shall be entitled to rely on delivery of a facsimile copy of executed subscriptions, and acceptance by the Corporation of such facsimile subscriptions shall be legally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms hereof. In addition, this Subscription Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same document.

Underwriting Conflicts
10.
TD Securities Inc. is a wholly-owned subsidiary of TD Bank, a lender to OQI and Oilsands Quest Sask Inc. (“OQI Sask”), OQI’s subsidiary, pursuant to a secured credit agreement entered into on March 19, 2007 (the “Credit Facility”). Accordingly, OQI may be considered to be a “connected issuer” of TD Securities Inc. for the purposes of National Instrument 33-105 Underwriting Conflicts. OQI Sask is the borrower under the Credit Facility and executed an Account Control Agreement that grants a security interest to TD Bank in funds held in OQI Sask’s TD Bank account. OQI provided a secured guarantee for the obligations of OQI Sask under the Credit Facility by way of: (i) an unconditional guarantee and (ii) an assignment to TD Bank of OQI’s entitlement to receive proceeds from common shares sold on a flow-through basis pursuant to the Income Tax Act (Canada) pursuant to the offering of flow-through shares of the Corporation after the date of the Credit Facility. The Credit Facility is a non-revolving facility for up to Cdn. $30 million by way of Prime Rate Loans at the prime rate and Bankers’ Acceptances at the applicable discount rate plus 50 basis points. Any drawn amount will be repayable at maturity on October 31, 2007. On March 21, 2007, OQI Sask borrowed Cdn. $25 million under the Credit Facility to fund the purchase of land in the Athabasca region of North Eastern Alberta. OQI and OQI Sask are in compliance with all material terms of the agreement governing the Credit Facility and TD Bank has not waived any breach by OQI or OQI Sask of that agreement since its execution. Neither the financial position of OQI or OQI Sask nor the value of the security under the Credit Facility has changed substantially since the indebtedness under the Credit Facility was incurred. TD Securities Inc. was involved in the decision to distribute the Common Shares and in the determination of the commercial terms of the Offering. TD Bank did not have any involvement in such decision or determination, but has been advised of the issuance and the terms thereof. TD Securities Inc. will be entitled to receive its proportionate and respective share of the commission described in Section 12 of this Subscription Agreement in accordance with the terms and conditions of the Underwriting Agreement (as defined below). No other proceeds of the Offering will be applied for the benefit of TD Securities Inc. OQI intends to utilize a portion of the net proceeds of the Offering to repay in full the indebtedness under the Credit Facility.

General
11.
The Subscriber agrees that the representations, warranties and covenants of the Subscriber herein will be true and correct both as of the execution of this Subscription Agreement and as of the Closing Time and will survive the completion of the issuance of the Common Shares. The representations, warranties and covenants of the Subscriber herein are made with the intent that they be relied upon by the Corporation, the Underwriters and the Placement Agent and their respective counsel in determining the eligibility of a purchaser of Common Shares and the Subscriber (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) agrees to indemnify and hold harmless the Corporation, the Underwriters and the Placement Agent and their respective affiliates, shareholders, directors, officers, partners, employees, legal counsel and agents, from and against all losses, claims, costs, expenses and damages or liabilities whatsoever which any of them may suffer or incur which are caused or arise from a breach thereof. The Subscriber undertakes to immediately notify the Corporation at Oilsands Quest Inc., Suite 205, 707 — 7th Avenue S.W., Calgary, AB, T2P 3H6, Attention: Chief Financial Officer (Fax Number: (403) 263-9812) and the Underwriters and the Placement Agent at TD Securities Inc., Suite 800, 324-8th Ave. SW, Calgary, Alberta, T2P 2Z2 Attention: Robert J. Mason (Fax Number: (403) 292-2776), of any change in any statement or other information relating to the Subscriber set forth herein which takes place prior to the Closing Time.

-11-	UNITED STATES/CANADA — BC, AB, SK, MB, ON
12.
The Subscriber acknowledges that the Underwriters have agreed to offer the Common Shares on a “private placement” basis and, in connection therewith, the Corporation and the Underwriters have entered into, or will enter into prior to the Closing Date, an agreement (the “Underwriting Agreement”) pursuant to which the Underwriters, in connection with the issue and sale of the Common Shares, will receive from the Corporation a commission on the gross proceeds of the Offering of 5.75%. The Subscriber hereby irrevocably authorizes the Placement Agent to: (a) act as its representative at the closing and to execute in its name and on its behalf all closing receipts and documents required; (b) complete or correct any errors or omissions in any form or document, including this Subscription Agreement, provided by the Subscriber; (c) receive on its behalf certificates representing the Common Shares purchased under this Subscription Agreement; (d) approve any opinions, certificates or other documents addressed to the Subscriber; (e) waive, in whole or in part, any representations, warranties, covenants or conditions for the benefit of the Subscriber and contained in the Underwriting Agreement; and (f) exercise any rights of termination contained in the Underwriting Agreement.

13.
The Subscriber acknowledges and agrees that all costs incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the purchase of the Common Shares by the Subscriber shall be borne by the Subscriber.

14.
By acceptance of this Subscription Agreement, the Corporation agrees that the Subscriber is directly entitled to the benefit of all representations and warranties of the Corporation made by the Corporation to the Underwriters in the Underwriting Agreement.

15.	The obligations of the parties hereunder are subject to all required regulatory approvals being obtained.

16.
The Subscriber acknowledges that it has consented to and requested that all documents evidencing or relating in any way to the sale of the Common Shares be drawn up in the English language only. Le soussigné reconnaît par les présentes avoir consenti et exigé que tous les documents faisant foi ou se repportant de quelque manière à la vente de ces actions soient rédigés en anglais seulement.

17.
The contract arising out of this Subscription Agreement and all documents relating thereto shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein. The parties irrevocably attorn to the exclusive jurisdiction of the courts of the Province of Alberta. Time shall be of the essence hereof.

18.
This Subscription Agreement represents the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein.

19.
The terms and provisions of this Subscription Agreement shall be binding upon and enure to the benefit of the Subscriber and the Corporation and their respective heirs, executors, administrators, successors and assigns; provided that, except for the assignment by a Subscriber who is acting as nominee or agent to the beneficial owner and as otherwise herein provided, this Subscription Agreement shall not be assignable by any party without prior written consent of the other parties.

20.
The Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, agrees that this subscription is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder.

21.
Subject to Section 12, neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

22.	The invalidity, illegality or unenforceability of any provision of this Subscription Agreement shall not affect the validity, legality or enforceability of any other provision hereof.

23.
The headings used in this Subscription Agreement have been inserted for convenience of reference only and shall not affect the meaning or interpretation of this Subscription Agreement or any provision hereof.

24.
The covenants, representations and warranties contained herein shall survive the closing of the transactions contemplated hereby. In this Subscription Agreement (including attachments), references to “Cdn.$” or “$” are to Canadian dollars and references to “US$” are to United States dollars.

UNITED STATES/CANADA — BC, AB, SK, MB, ON
EXHIBIT 1
REPRESENTATION LETTER

TO:	Oilsands Quest Inc. (the “Corporation”)

AND TO:	TD Securities Inc., CIBC World Markets Inc., Genuity Capital Markets, Desjardins Securities Inc. and J.F. Mackie & Company Ltd. (collectively, the “Underwriters”)

AND TO:	TD Securities (U.S.A.) Inc. (the “Placement Agent”)
Upon execution of this Exhibit 1 by or on behalf of the Subscriber, this Exhibit 1 shall be incorporated into and form a part of the Subscription Agreement to which this Exhibit is attached.
In connection with the purchase of common shares of the Corporation (“Common Shares”) by the undersigned subscriber (the “Subscriber” for the purposes of this Exhibit 1), the Subscriber hereby represents, warrants, covenants and certifies to the Corporation, the Underwriters and the Placement Agent that it is (and will be at the Closing Time) an institution that is an accredited investor as defined in Rule 501(a) (1), (2), (3) and (7) of Regulation D promulgated under the United States Securities Act of 1933, as amended, (the “1933 Act”) because it is:

A bank, as defined in Section 3(a)(2) of the 1933 Act, whether acting in its individual or fiduciary capacity; or

A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act, whether acting in its individual or fiduciary capacity; or

A broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934; or

An insurance company as defined in Section 2(13) of the 1933 Act; or

An investment company registered under the United States Investment Company Act of 1940; or

A business development company as defined in Section 2(a)(48) of the United States Investment Company Act of 1940; or

A small business investment company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the United States Small Business Investment Act of 1958; or

A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of US$5,000,000; or

An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of US$5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are accredited investors; or

A private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940; or

An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US$5,000,000; or

A trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act.

-2-	UNITED STATES/CANADA — BC, AB, SK, MB, ON
NOTE: The Subscriber must initial beside the portion of the above definition applicable to it.
All monetary references in this Exhibit 1 are in United States Dollars.

Dated:	, 2007

Print name of Subscriber, or person signing as agent on behalf of Subscriber

By:

Signature

Print name of Signatory (if different from Subscriber or agent, as applicable)

Title

UNITED STATES/CANADA — BC, AB, SK, MB, ON
EXHIBIT 2
REPRESENTATION LETTER

TO:	Oilsands Quest Inc. (the “Corporation”)

AND TO:	TD Securities Inc., CIBC World Markets Inc., Genuity Capital Markets, Desjardins Securities Inc. and J.F. Mackie & Company Ltd. (collectively, the “Underwriters”)
In connection with the purchase of common shares of the Corporation (“Common Shares”) by the undersigned subscriber or, if applicable, the disclosed principal on whose behalf the undersigned is purchasing as agent (the “Subscriber” for the purposes of this Exhibit 2), the Subscriber hereby represents, warrants, covenants and certifies to the Corporation and the Underwriters that:
1.
The Subscriber is purchasing the Common Shares as principal (NOTE: For this purpose, a trust company or trust corporation described in paragraph (p) in Appendix “A” to this Representation Letter (other than a trust company or trust corporation registered under the laws of Prince Edward Island that is not registered or authorized under the Trust and Loan Companies Act (Canada) or under comparable legislation in another jurisdiction of Canada) and a person described in paragraph (q) in Appendix “A” to this Representation Letter is deemed to be purchasing as principal);

2.
The Subscriber is (and will be at the Closing Time) an “accredited investor” within the meaning of National Instrument 45 106 entitled “Prospectus and Registration Exemptions” by virtue of satisfying the indicated criterion as set out in Appendix “A” to this Representation Letter; and

3.	Upon execution of this Exhibit 2 by or on behalf of the Subscriber, this Exhibit 2 shall be incorporated into and form a part of the Subscription Agreement to which this Exhibit is attached.

Dated:	, 2007

Print name of Subscriber, or person signing as agent on behalf of Subscriber

By:

Signature

Print name of Signatory (if different from Subscriber or agent, as applicable)

Title
* If the Subscriber is a fully managed account, please complete in the following format: “Account  _____  by [insert name of adviser, trust company or trust corporation]”
** PLEASE INITIAL THE APPLICABLE PROVISION IN APPENDIX “A” ON THE FOLLOWING PAGES **

UNITED STATES/CANADA — BC, AB, SK, MB, ON
APPENDIX “A”
TO EXHIBIT 2
NOTE: THE INVESTOR MUST INITIAL BESIDE THE APPLICABLE PORTION OF THE DEFINITION BELOW.
Accredited Investor (defined in National Instrument 45 106) means:

(a)	a Canadian financial institution, or a Schedule III bank; or

(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada); or

(c)	a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary; or

(d)	a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador); or

(e)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d); or

(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada; or

(g)	a municipality, public board or commission in Canada and a metropolitan community, school board, the Comite de gestion de la taxe scolaire de l’ile de Montreal or an intermuncipal management board in Quebec; or

(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government; or

(i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada; or

(j)	an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000; or

**Note: if individual accredited investors wish to purchase through wholly-owned holding companies or similar entities, such purchasing entities must qualify under (t) below, which must be initialed.

(k)	an individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year; or

**Note: if individual accredited investors wish to purchase through wholly-owned holding companies or similar entities, such purchasing entities must qualify under (t) below, which must be initialed.

(l)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000; or

**Note: if individual accredited investors wish to purchase through wholly-owned holding companies or similar entities, such purchasing entities must qualify under (t) below, which must be initialed.

-2-	UNITED STATES/CANADA — BC, AB, SK, MB, ON

(m)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements; or

(n)	an investment fund that distributes or has distributed its securities only to:

(i) a person that is or was an accredited investor at the time of the distribution,

(ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment], and 2.19 [Additional investment in investment funds], or

(iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment]; or

(o)	an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Quebec, the securities regulatory authority, has issued a receipt; or

(p)	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be; or

(q)	a person acting on behalf of a fully managed account managed by that person, if that person:

(i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and

(ii) in Ontario, is purchasing a security that is not a security of an investment fund; or

(r)	a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded; or

(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function; or

(t)	a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; or

(v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Quebec, the regulator as:

(i) an accredited investor, or

(ii) an exempt purchaser in Alberta or British Columbia after National Instrument 45-106 came into force.

-3-	UNITED STATES/CANADA — BC, AB, SK, MB, ON
For the purposes hereof:
an issuer is an “affiliate” of another issuer if
(a)	one of them is the subsidiary of the other, or

(b)	each of them is controlled by the same person;
“bank” means a bank named in Schedule I or II of the Bank Act (Canada);
“beneficial ownership” of securities by a person has the meaning given thereto under securities laws of the applicable province of Canada;
“Canadian financial institution” means
(a)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or

(b)
a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction in Canada;

a person (first person) is considered to “control” another person (second person) if
(a)
the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation,

(b)	the second person is a partnership, other than a limited partnership, and first person holds more than 50% of the interests of the partnership, or

(c)	the second person is a limited partnership and the general partner of the limited partnership is the first person;
“director” means
(a)	a member of the board of directors of a company or an individual who performs similar functions for a company, and

(b)	with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;
“financial assets” means
(a)	cash,

(b)	securities, or

(c)	a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;
“foreign jurisdiction” means a country other than Canada or a political subdivision of a country other than Canada;
“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

-4-	UNITED STATES/CANADA — BC, AB, SK, MB, ON
“investment fund” means a mutual fund or non-redeemable investment fund, and, for greater certainty, in British Columbia includes an employee venture capital corporation that does not have a restricted constitution, and is registered under Part 2 of the Employee Investment Act (British Columbia), R.S.B.C. 1996 c. 112, and whose business objective is making multiple investments and a venture capital corporation registered under Part 1 of the Small Business Venture Capital Act (British Columbia), R.S.B.C. 1996 c.429 whose business objective is making multiple investments;
“jurisdiction” means a province or territory of Canada except when used in the term “foreign jurisdiction”;
“individual” means a natural person, but does not include
(a)	a partnership, unincorporated association, unincorporated syndicate, unincorporated organization or a trust, or

(b)	a natural person in the person’s capacity as trustee, executor, administrator or other legal representative;
“mutual fund” includes an issuer of securities that entitles the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in part of the net assets, including a separate fund or trust account, of the issuer of the securities, and, for the purposes of British Columbia securities law, also includes
(a)	an issuer described in an order that the British Columbia Securities Commission may make pursuant to section 3.2 of the Securities Act (British Columbia); and

(b)	an issuer that is in a class of prescribed issuers,
but does not include an issuer, or a class of issuers, described in an order that the British Columbia Securities Commission may make under section 3.1 of the Securities Act (British Columbia);
“non-redeemable investment fund” means an issuer,
(a)	whose primary purpose is to invest money provided by its securityholders,

(b)	that does not invest,
(A)	for the purpose of exercising or seeking to exercise control of an issuer, other than an issuer that is a mutual fund or a non-redeemable investment fund, or

(B)	for the purpose of being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a non-redeemable investment fund, and
(c)	that is not a mutual fund;
“person” includes
(a)	an individual,

(b)	a corporation,

(c)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

(d)	an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;
“regulator” means, for the local jurisdiction, the Executive Director or Director as defined under securities legislation of the local jurisdiction;
“related entity” means, for an issuer, a person that controls or is controlled by the issuer or that is controlled by the same person that controls the issuer;

-5-	UNITED STATES/CANADA — BC, AB, SK, MB, ON
“related liabilities” means:
(a)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets; or

(b)	liabilities that are secured by financial assets;
“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);
“securities legislation” means the securities act, regulations, rules, blanket rulings and orders of the applicable province of Canada;
“securities regulatory authority” means the securities commission or similar authority of the applicable province of Canada;
“spouse” means an individual who,
(a)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

(b)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

(c)	in Alberta, is an individual referred to in paragraph (a) or (b), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta);
“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary; and
“voting security” means any security which:
(a)	is not a debt security; and

(b)	carries a voting right either under all circumstances or under some contingency that has occurred and is continuing.